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                                                                    Exhibit 4.17

                     [Translated from the Chinese original]

                                   ----------

                              DOMAIN NAME TRANSFER
                                    AGREEMENT

                                   ----------

                                     BETWEEN

                         CHINA FINANCE ONLINE CO., LTD.

                                       AND

                    CHINA FINANCE ONLINE (BEIJING) CO., LTD.

                                       AND

                       BEIJING FUHUA INNOVATION TECHNOLOGY
                              DEVELOPMENT CO., LTD.

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     This Domain Name Transfer Agreement is entered into as of October 30, 2006 by and between the following parties in Beijing, China.

PARTY A (TRANSFEREE): BEIJING FUHUA INNOVATION TECHNOLOGY DEVELOPMENT CO., LTD.

Address: Room 609, 6/F, Ping'an Mansion, Financial Street, Xicheng District, Beijing

Legal Representative: Chen Wu

PARTY B (TRANSFEROR): CHINA FINANCE ONLINE (BEIJING) CO., LTD.

Address: 9/F, Tower C, Corporate Square, No. 35 Financial Street, Xicheng District, Beijing

Legal Representative: Zhao Zhiwei

PARTY C (TRANSFEROR): CHINA FINANCE ONLINE CO. LIMITED

Address: 8/F, Unit C, East Wing Sincere Insurance Building 4-6, Hennessy Road, Hong Kong, SAR

Authorized Representative: Zhao Zhiwei

Each above-mentioned Party is refered to hereunder as " Party", or collectively referred to as "Parties".

WHEREAS:

1. Party A is a company legally incorporated and validly existing within the territory of People's Republic of China, specializing in providing Internet information services in China (the "Operation"), and operating the website of "Financial World";

2. Party B is a wholly foreign-owned enterprise invested and incorporated by Party C and validly existing within the territory of People's Republic of China. Party C is a limited liability company duly organized and validly existing under the laws of Hong Kong Special Administration Region of the People's Republic of China;

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3. The Internet Domain Name: [www.jrj.com.cn] used by the website of "Financial
World" operated by Party A, is registered by Party B, and Party B owns the ownership of this Domain Name. Now Party B agrees to fully transfer to Party A, and Party A agrees to be fully transferred this Domain Name owned by Party B;

4. The Internet Domain Name: [www.jrj.com] used by the website of "Financial World" operated by Party A, is registered by Party C, and Party C owns the ownership of this Domain Name. Party B is the authorized manager of this Domain Name. Now Party C agrees to fully transfer to Party A, and Party A agrees to be fully transferred this Domain Name owned by Party C;

NOW THEREFORE, through mutual consultation, as to the full transfer of the aforesaid Domain Names, the parties agrees as follows:

1. SUBJECT MATTER OF THE TRANSFER

The Transferors transfer to the Transferee their legally owned Domain Names of www.jrj.com, and www.jrj.com.cn (the "Domain Names")

2. REGISTRATION OF THE DOMAIN NAMES

The Transferors are obliged to assist Party A in contacting relevant organizations to deal with issues in connection with the Transfer of the Domain Names. The annual registration fees of the Domain Names after the Transfer shall be borne by Party A, and expenses incurring from the transfer registration procedures shall be borne by Party A;

3. WARRANTIES OF PARTY C AND PARTY B

(1) Party C and Party B warrant that they are the registered owners of the aforesaid Domain Names, and warrant the Domain Names transferred herein are valid domain names, and no any third party has the ownership of such Domain Names;

(2) Party C and Party B own all necessary rights, capacities and authorization to enter into this Agreement and perform all obligations and liabilities hereunder;


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(3) To enter into this Agreement, the board of Party C has obtained approval of auditing committee or other independent body required by Sarbanes-Oxley Act and NASDAQ rules.

4. CONSIDERATION OF TRANSFER

     The Transfer Fee for the Transfer of rights of the Domain Name : www.jrj.com.cn shall be RMB 1 yuan, which shall be paid in cash by Party A to Party B within five days after the effectiveness of this Agreement.

     The Transfer Fee for the Transfer of the Domain Name: www.jrj.com shall be USD 70,000, which shall be paid by Party A to Party C in the way of transfer payment, within five days after the effectiveness of this Agreement.

5. NO TRANSFER

     After the effectiveness of this Agreement, without the consent of Party B and Party C, Party A shall not transfer the aforesaid Domain Names, nor enter into any agreement of the same kind with any third party.

6. BUY BACK

     Party B and Party C are entitled to exercise the right to buy back in accordance with applicable laws. To exercise the right of repurchase, Party B and Party C shall issue a written notice to Party A (the "Notice of repurchase"). The content of the Notice of repurchase is as follows:

     (a)  Party B and Party C decide to exercise the right of repurchase;

     (b) The domain name Party B and Party C intended to be repurchased from Party A ("Repurchase Domain Name");

     (c)  Date of repurchase.

     Unless the domain name shall be evaluated as required by applicable laws, the price of the Repurchased Domain Name shall be the lowest price as permitted by China laws.

7. INDEMNIFICATION


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     If any Party herein fails to conform to the relevant obligations hereunder and causes losses to other Parties herein, such defaulting Party shall provide full and effective indemnification to other Parties; if such default leads to the failure of cooperation, other Parties have the right to terminate this Agreement. The losses suffered by the defaulting Party shall be borne by itself.

8. FORCE MAJEURE AND CIRCUMSTANCES CHANGE

     At any time prior to the completion of the Transfer, in the event of any major changes in politics, economics, finance, laws, and other aspects, and such major changes have made or may make material adverse effect on the Transfer, the Parties may decide to hold off or terminate this Agreement. No Party will bear any liability of breaching this Agreement.

9. LIABILITY OF TERMINATION

(1) In the event of following circumstances, each Party is entitled to issue written notice to other parties herein to terminate its obligations hereunder:

     a. one Party violates or fails to perform the obligations hereunder in accordance with this Agreement;

     b. one party makes false or misleading acknowledgements, warranties and undertakings in this Agreement, leading to the failure to be fulfilled.

(2) If this Agreement is terminated in accordance with Item (1) of this Article 9 or Article 7 herein, the liabilities of relevant Parties hereunder are terminated accordingly. However, such termination will not affect any right or claim which has been formed, nor will affect the liabilities required to be borne in accordance with the acknowledgements, warranties, undertakings and indemnifications made in this Agreement.

10. DISPUTE RESOLUTION

(1) Any dispute, issue or demand arising from this Agreement, or its interpretation, violation, cancellation or effectiveness or in connection herewith, shall be settled first through mutual friendly consultation; such consultation shall began immediately after one Party has delivered to other Parties a written request for such consultation. If the dispute cannot be settled through


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     consultation within thirty days after such notice is given, any disputing
     Party may request and notify other Parties to submit the dispute for arbitration.

(2) The dispute shall be submitted to China International Economic and Trade Arbitration Committee to be arbitrated in Beijing in accordance with the arbitration rules then in force.

(3) The arbitral award shall be final, and binding upon the Parties. Unless otherwise specified in the arbitral award, the arbitration fees shall be borne by the losing Party.

11. MODIFICATION

     The Parties shall exercise strictly this Agreement upon the effectiveness of this Agreement. Any modification to this Agreement shall become effective only after a written agreement through mutual consultations of the Parties, and after the Parties have obtained necessary authorization and approvals respectively.

12. EFFECTIVENESS OF THIS AGREEMENT

     This Agreement will become effective upon the execution by the legal representatives or authorized representative of the Parties, and supersede all prior relevant agreements and documents signed by the Parties. The term of this Agreement shall be five (5) years. Unless Party B and Party C gives a notice thirty days in advance to Party A stating this Agreement will not renew, this Agreement will automatically renew for one year upon the expiry of the valid term, and the same rule applies for terms thereafter.

13. COUNTERPARTS

     This Agreement executes in three counterparts; each Party of Party A, Party B and Party C shall hold one counterpart, and each counterpart has same legal force.

            (The remainder of this page is intentionally left blank)


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(Signature Page, No Body Text)

PARTY A:(TRANSFEREE): BEIJING FUHUA
INNOVATION TECHNOLOGY DEVELOPMENT CO.,
LTD.


/s/ Company seal
----------------------------------------
Authorized Representative:


PARTY B (TRANSFEROR): CHINA FINANCE
ONLINE (BEIJING) CO., LTD.


/s/ Company seal
----------------------------------------
Authorized Representative:


PARTY C (TRANSFEROR): CHINA FINANCE
ONLINE CO. LIMITED


/s/ Company seal
----------------------------------------
Authorized Representative:


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